EXHIBIT 3.1



                              SECRETARY OF STATE


                   [THE GREAT SEAL OF THE STATE OF NEVADA]

                               STATE OF NEVADA


                              CORPORATE CHARTER


     I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that DRACO HOLDING CORPORATION did on August 26, 1999 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

Great Seal of           IN WITNESS WHEREOF, I have hereunto set my
the State of            hand and affixed the Great Seal of State, at
Nevada                  my office, in Carson City, Nevada, on August 26, 1999.


                        /s/ Dean Heller

                        Secretary of State

                        By  /s/ Denise A. Bates

                        Certification Clerk

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FILED # C21061-99
AUG 26 1999
IN THE OFFICE OF
/s/ Dean Heller
DEAN HELLER SECRETARY OF STATE

                          ARTICLES OF INCORPORATION
                                      OF
                          DRACO HOLDING CORPORATION

     The undersigned natural person, acting as incorporator of the corporation under the Nevada Revised Statutes, adopts the following Articles of Incorporation for such Corporation.

                                  ARTICLE I

      Name. The name of the corporation is "Draco Holding Corporation" (hereinafter the "Corporation")

                                  ARTICLE II

      Period of Duration. The period of duration of the Corporation is perpetual.

                                 ARTICLE III

      Purposes and Powers. The purpose for which the Corporation is organized is to engage in any and all lawful business.

                                  ARTICLE IV

      Capitalization. The Corporation shall have the authority to issue 500,000,000 shares of common voting stock having a par value of one mill ($0.001) per share. All stock of the Corporation shall be of the same class and shall have the rights preferences. Fully paid stock of the Corporation shall not be liable for further call or assessment. The authorized shares shall be issued at the discretion of the Board of Directors of the Corporation.

                                  ARTICLE V

      Initial Resident Agent. The initial resident agent of the Corporation shall be CSC Services of Nevada, Inc., and the street address and mailing address of the initial resident agent are 502 East John Street, Suite E, Carson City, Nevada 89706.

                                  ARTICLE VI

      Directors. The Corporation shall be governed by a Board of Directors consisting of no less than one director. The number of directors constituting the initial Board of Directors is two and the name and street address of the persons who shall serve as directors until their successors are elected and qualified are, to wit:

            Steven D. Moulton
            4843 South Wallace Lane
            Salt Lake City, Utah 84117

            Lane Clissold
            135 West 900 South
            Salt Lake City, Utah 84101

                                 ARTICLE VII

      Incorporator.  The name and street address of the incorporator is:

            Steven D. Moulton
            4843 South Wallace Lane
            Salt Lake City, Utah 84117

                                 ARTICLE VIII

      Control Share Acquisitions. The provisions of NRS 78.378 to 78.3793, inclusive, are not applicable to the Corporation.

                                  ARTICLE IX

      Indemnification of Directors and Executive Officers. To the fullest extent allowed by law, the directors and executive officers of the Corporation shall be entitled to indemnification from the corporation for acts and omissions taking place in connection with their activities in such capacities.



                                  /s/ Steven D. Moulton
                                  -----------------------
                                      Steven D. Moulton

STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE      )

      On the 20 day of August, 1999, personally appeared before me Steven D. Moulton, who duly acknowledged to me that he is the person who signed the foregoing instrument as incorporator; that he has read the foregoing instrument and knows the contents thereof; and that the contents thereof are true of his personal knowledge.

                                     /s/ Kimberly Leonard
                                     Notary Public
[Notary Seal]
Notary Public
KIMBERLY LEONARD
4641 South 2300 East
Salt Lake City, Utah 84117
My Commission Expires
February 15, 2002
STATE OF UTAH

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FILED # C2161-99
AUG 26 1999
IN THE OFFICE OF
/s/ Dean Heller
DEAN HELLER SECRETARY OF STATE

                               STATE OF NEVADA
                       OFFICE OF THE SECRETARY OF STATE
                            State Capitol Complex
                          Carson City, Nevada 89710


                          CERTIFICATE OF ACCEPTANCE
                              OF APPOINTMENT BY
                                RESIDENT AGENT


      In the matter of DRACO HOLDING CORPORATION, I, CSC SERVICES OF NEVADA, INC. with address at Suite E, Street 502 EAST JOHN STREET, City of CARSON CITY, State of Nevada, Zip Code 89706, hereby accept appointment as resident agent of the above-named corporation in accordance with NRS 78.090. (mailing address if different: ________________________)

 8-24   1999                           By: /s/ C. Woodgat
                                           Signature of Resident Agent


NRS 78.090. Except during any period of vacancy described in NRS 78.097, every corporation must have a resident agent, who may be either a natural person or a corporation, resident, or located in this state. Every resident agent must have a street address, where he maintains an office for the service of process, and may have a separate mailing address such as a Post Office Box, which may be different from the street address. The address of the resident agent is the registered office of the corporation in this state. The resident agent may be any bank or banking corporation or other corporation located and doing business in this state. The Certificate of Acceptance must be filed at the time of the initial filing of the corporate papers.